UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2012

Guidewire Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35394	36-4468504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Bridgepointe Parkway

San Mateo, CA 94404

(Address of principal executive offices) (Zip Code)

(650) 357-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 27, 2012, the board of directors of Guidewire Software, Inc. (the “Company”) approved the annual cash and equity retainers provided to the Company’s non-employee directors to be effective immediately, such that the annual retainers for the Company’s non-employee directors are as follows:

Annual Cash Retainers

Position	Cash Retainer
Annual Retainer for Non-Executive Chairman	$249,600
Annual Retainer for Non-Employee Directors (other than Non-Executive Chairman)	$50,000
Annual Retainer for Audit Committee Chairman	$15,000
Annual Retainer for Compensation Committee Chairman	$10,000
Annual Retainer for Audit Committee Non-Chairman Members	$5,000
Annual Retainer for Compensation Committee Non-Chairman Members	$2,500

Equity Retainers

	Fair Market Value on the Date of Grant of Equity Grants Delivered as
	Stock Options	Restricted Stock Units
Annual Retainer for Non-Employee Directors for 2012 (the “Initial Grant”)	$43,750	$43,750
Annual Retainer for Non-Employee Directors after 2012 (the “Annual Grant”)	$75,000	$75,000

The Initial Grant of stock options and restricted stock units (“RSUs”) was made to non-employee directors of the Company on March 27, 2012. All shares subject to an Initial Grant stock option and an Initial Grant RSU for a non-employee director shall vest on December 1, 2012, provided such non-employee director continues to be a service provider to the Company on such date.

The Annual Grant of stock options and RSUs will be made to non-employee directors then serving on the board of directors of the Company at the first board of directors meeting immediately following an annual meeting of stockholders of the Company, beginning with the annual meeting of stockholders to be held in or around December 2012. All shares subject to an Annual Grant stock option and an Annual Grant RSU for a non-employee director shall vest on the one-year anniversary of the annual meeting of stockholders immediately preceding such grant, provided such non-employee director continues to be a service provider to the Company on such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDEWIRE SOFTWARE, INC.

Date: April 2, 2012	By:	/s/ Karen Blasing
	Name:	Karen Blasing
	Title:	Chief Financial Officer